                                                              EXHIBIT (4)(i)37



Draft of November 1, 1994



- -----------------------------------------------------------------------------





                            CERTIFICATE OF AMENDMENT


                                     of the


                          CERTIFICATE OF INCORPORATION


                                       of


                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION


               under Section 805 of the Business Corporation Law





- -----------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

               under Section 805 of the Business Corporation Law


         We, ________________ and _______________, being respectively the
_____________________________________ and ________________________________ of
Central Hudson Gas & Electric Corporation, a New York corporation (hereinafter referred to as the "Corporation"), do hereby certify:

         1. The name of the Corporation is CENTRAL HUDSON GAS & ELECTRIC CORPORATION.

         2. The Certificate of Consolidation forming the Corporation was filed in the Office of the Secretary of State of the State of New York on December 31, 1926.

         3. The Certificate of Consolidation of the Corporation as heretofore amended, was last restated in the Restated Certificate of Incorporation filed in the Office of the Secretary of State of the State of New York on August 14, 1989 and Certificates of Amendment of the Restated Certificate of Incorporation were thereafter filed in the Office of the Secretary of State of the State of New York on April 5, 1990 and October 19, 1993.

                 Pursuant to the Certificates described in this Paragraph 3, the Corporation is presently authorized to issue 1,200,000 shares having a par value of $100 per share of serial preferred stock. The only series of serial preferred stock heretofore issued and presently outstanding are the series designated 4 1/2% Cumulative Preferred Stock, of which 70,300 shares have been issued and are outstanding, 4.75% Cumulative Preferred Stock, of which 20,000 shares have been issued and are outstanding, Cumulative Preferred Stock, Series D, of which 60,000 shares have been issued and are outstanding, 4.96% Cumulative Preferred Stock, Series E, of which 60,000 shares have been issued and are outstanding, 7.72% Cumulative Preferred Stock, of which 130,000 shares have been issued and are outstanding, 7.44% Cumulative Preferred Stock, Series G, of which 120,000 shares have been issued and are outstanding, 6.80% Redeemable Cumulative Preferred Stock, of which 150,000 shares have been issued and are outstanding and 6.20% Redeemable Cumulative Preferred Stock of which 200,000 shares have been issued and are outstanding [add or delete reference to any serial preferred stock of any series which at the time of execution of this Certificate is outstanding or no longer outstanding, as the case may be].

         4. The Certificate of Incorporation, as amended, is hereby amended pursuant to Section 502 of the Business Corporation Law by the addition of a new subparagraph (__) of Paragraph 5 of the Certificate of Incorporation stating the number, designations, preferences, privileges and voting powers of the shares of a new series of such serial preferred stock and the restrictions or qualifications thereof as fixed by the board of directors before issuance of such series. The new series shall be designated ______% Cumulative Preferred Stock, [Series __,] hereinafter sometimes referred to as the "______% Preferred Stock," of which _________ shares are presently to be issued. New subparagraph (__) shall be as follows:

                 "( )                 % Cumulative Preferred Stock
                 -------------------------------------------------
[, Series      ].
- -----------------
                 The holders of the _______________% Cumulative Preferred Stock[, Series ] (hereinafter referred to as ____% Preferred Stock) shall be entitled to receive, before any dividends on the Common Stock shall be paid or set apart for payment, but only when and as declared by the Board of Directors and only from the surplus of the Corporation, dividends at the rate of ____% per annum payable quarterly on dates to be determined by the Board of Directors. [The initial dividend will be payable on __________ for the initial dividend period which shall be from the date of original issuance to and including _____________.] Such divi-
dends shall accrue from the date of original issuance. Such dividends shall be cumulative so that if for any quarterly dividend period all dividends on the __________% Preferred Stock at the rate aforesaid shall not have been declared and paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, the deficiency shall be paid, or a sum sufficient for the payment thereof set apart and appropriated to such payment, before any dividends shall be declared or paid upon the Common Stock. The holders of the ___________% Preferred Stock shall not be entitled to receive any dividends in excess of said cumulative dividends at the rate aforesaid and no interest shall accrue upon dividends in arrears.

                 The holders of the ______% Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation shall be made to the holders of the Common Stock, (a) $_______ per share upon any voluntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders if effected on or before _______________, and an amount per share equal to the then optional redemption price (set forth below in the fourth paragraph of this subparagraph ( )) applicable on the date any such event is effected, if effected after _______________ [in the alternative, insert other provisions applicable in any such event], and (b) $100 per share upon any involuntary dissolution, liquidation or winding-up of the Corporation resulting in a distribution of assets to its shareholders [in the alternative, insert other provisions applicable in any such event], plus in each case an amount equal to ________% per annum on the par amount of said stock for the aggregate of all dividend periods in respect of which dividends thereon shall not have been paid; and after the payment above provided for, the holders of the ________% Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation unless the effect thereof shall be to cause a distribution of assets among its shareholders.

                 Unless at any time dividends on the ____% Preferred Stock at the rate of ____% per annum shall not have been paid for dividend periods aggregating one year or more, the holders of the ____% Preferred Stock, as such, shall not, except as otherwise provided by law, be entitled to notice of any meeting of the shareholders of the Corporation, nor shall they have any voting powers whatsoever upon the _____% Preferred Stock of the Corporation held by them respectively, except that the holders of the ______% Preferred Stock shall at all times be entitled to vote or act, separately as a class, with respect to any proposal to authorize any amendment of the certificate of incorporation which alters the preferences of outstanding shares of the _____% Preferred Stock, or which authorizes shares having preferences which are in any respect superior to the preferences of the outstanding shares of the ______% Preferred Stock, or which increases the authorized amount of the serial preferred stock, and the consent or affirmative vote of the holders of record of two-thirds of the outstanding shares of the ______% Preferred Stock shall be required for any such amendment; and specifically the holders of the ______% Preferred Stock are hereby excluded from the right to vote in any proceeding requiring approval of the shareholders of a corporation pursuant to statutory law of the State of New York for guaranteeing the bonds of another corporation, for sale of franchises or property, for consolidation, for voluntary dissolution or for change of name. In case, however, at any time dividends on the ____% Preferred Stock at the rate of _____% per annum shall not have been paid for dividend periods aggregating one year or more, then, and until full cumulative dividends upon the ______% Preferred Stock shall have been paid, the holders of the ______% Preferred Stock (a) shall have the right, together with holders of all other serial preferred stock in respect to which the same right shall be conferred, to elect a majority of the members of the Board of Directors of the Corporation, and (b) as to all matters other than the election of directors, shall have the same voting rights as the holders of Common Stock except as to matters with respect to which they are given the right to vote separately as a class as above provided. Whenever the holders of the _____% Preferred Stock shall become so entitled, either separately or together with the holders of other serial preferred stock as aforesaid, to elect a majority of the members of the Board of Directors, and upon the written request of the holders of record of at least five percent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election, addressed to the Secretary of the Corporation, a special meeting of the holders of serial preferred stock entitled to such right of election and the holders of Common Stock shall be called for the purpose of electing directors. At such meeting, the holders of serial preferred stock and the holders of Common Stock shall vote separately, and the holders of serial preferred stock present in person or by proxy at such meeting shall be entitled to elect, by a plurality of votes cast by them, a majority of the members of a new Board of Directors of the Corporation, and the holders of Common Stock present in person or by proxy shall be entitled to elect, by a plurality of votes cast by them, the remainder of the new Board of Directors. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate. The term "a majority of the members of the Board of Directors" as herein used shall mean one more than one-half of the total number of directors provided for by the by-laws, regardless of the number then in office, and in case one-half of such number shall not be a whole number, such one-half shall be the next smaller whole number. In the event of any vacancy in the Board of Directors among the directors elected by the holders of serial preferred stock, such vacancy may be filled by the other directors elected by them, and if not so filled may be filled by the holders of serial preferred stock entitled to the right of election as aforesaid at a special meeting of the holders of said stock called for that purpose, and such a meeting shall be called upon the written request of at least five per cent. (5%) of the total number of shares of serial preferred stock then outstanding and entitled to such right of election. If and when, however, full cumulative dividends upon the ____% Preferred Stock shall at any subsequent time be paid, then, and thereupon, such power of the holders of the ____% Preferred Stock to vote shall cease except as to the matters above specified with respect to which the holders of the ____% Preferred Stock shall at all times be entitled to vote or act; subject, however, to being again revived at any subsequent time if there shall again be default in payment of dividends upon the ____% Preferred Stock for periods aggregating one year or more as aforesaid. Whenever such power of the holders of ____% Preferred Stock and of all other serial preferred stock to vote shall cease, the proper officer of the Corporation may and upon the written request of the holders of record of five per cent. (5%) of the total number of shares of Common Stock then outstanding shall call a special meeting of the holders of Common Stock for the purpose of electing directors. At any meeting so called, the holders of a majority of the Common Stock then outstanding, present in person or by proxy, shall be entitled to elect, by a plurality of votes, a new Board of Directors of the Corporation. The persons so elected as directors shall thereupon constitute the Board of Directors of the Corporation, and the terms of office of the previous directors of the Corporation shall thereupon terminate.

                 [Prior to _______________, the Corporation may not redeem any of the ____% Preferred Stock.] [On and after _________________, the] [The ____% Preferred Stock may be redeemed by the Corporation in whole or in part on any date, at the option of the Board of Directors, upon not less than thirty
(30) days' notice to the holders of record of the ____% Preferred Stock, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors, by payment in cash, for each share of the ____% Preferred Stock so to be redeemed, at the redemption prices set forth below:


If redeemed during the
12 months beginning          :                            Redemption Price ($):
- ------------------------------                            --------------------





                                        and thereafter                     ;


and in addition thereto an amount equal to ____% per annum to the date of redemption on the par amount of each such share for the aggregate of all dividend periods in respect of which dividends thereon shall not have been paid [in the alternative, insert other provisions relating to redemption at the option of the Company] [provided, however, that prior to _______, no _____% Preferred Stock may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt or the issuance of preferred stock which has a cost to the Corporation (calculated in accordance with generally accepted financial practice) lower than ____% per annum]. If less than all of the outstanding shares are to be redeemed, selection of the shares to be redeemed shall be made in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the ____% Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law.

                 [As a sinking fund for the redemption of the ____% Preferred Stock, on _______________, and on each ___________ thereafter, the Corporation shall redeem _____ shares of the

____% Preferred Stock (or the number of shares of ____% Preferred Stock then outstanding if less than _____), in each case by payment in cash of an amount of $______ per share and in addition thereto an amount equal to ____% per annum to the date of redemption on the par amount of each such share for the aggregate of all dividend periods in respect to which dividends thereon shall not have been paid. The foregoing obligation of the Corporation to redeem ____% Preferred Stock annually shall be cumulative. At its option, the Corporation may credit against any sinking fund redemption required by this paragraph any shares of ____% Preferred Stock redeemed pursuant to the optional redemption provisions of the immediately preceding paragraph or as otherwise acquired by the Corporation [except that shares of the ____% Preferred Stock redeemed pursuant to the immediately following sentence shall not reduce the Corporation's sinking fund requirements.] [At its option, on _______________, and on each ______ _______, thereafter, the Corporation may also redeem up to _____ additional shares of the _____% Preferred Stock (or the number of shares of ____% Preferred Stock then outstanding, if less than ______, in each case by payment in cash of an amount of $_____ per share and in addition thereto an amount equal to ____% per annum to the date of redemption on the par amount of each such share for the aggregate of all periods in respect to which dividends thereon shall not have been paid. The Corporation's right to redeem in the immediately preceding sentence shall not be cumulative and shall not be exercised when the sinking fund redemption required by this paragraph shall be in arrears.] Selection of the shares to be redeemed pursuant to this paragraph shall be made in such manner as may be prescribed by the Board of Directors [which is designed to result, as nearly as practicable, in a redemption pro-rata among the holders of the ____% Preferred Stock.] Any redemption pursuant to this paragraph shall be upon not less than thirty (30) days' notice to the holders of record of the ____% Preferred Stock to be so redeemed, given in such manner as may be prescribed by the by-laws or by resolutions of the Board of Directors. From and after the date for redemption pursuant to this paragraph (unless default shall be made by the Corporation in payment of the redemption price), all dividends on the ____% Preferred Stock subject to such redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Such redemption may be effected either by payment out of surplus of the Corporation or by reduction of capital stock pursuant to legal proceedings for that purpose or as may otherwise be permitted by law. The Corporation shall not declare or pay or set apart any dividend for the Common Stock or any other class of stock ranking junior to the ____% Preferred Stock, or make any payment on account of, or set apart money for a sinking or analogous fund for, the purchase, redemption or other retirement of Common Stock or any other class of stock ranking junior to the ____% Preferred Stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or obligations or stock of the Corporation, unless at the date of declaration in the case of any [other] such dividend, or at the date of any such [other] payment, setting apart or distribution, (a) full cumulative sinking fund redemptions required by this paragraph shall have been made and (b) full cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment on the then outstanding ____% Preferred Stock, other than shares of ____% Preferred Stock previously or then to be called for redemption. The Corporation shall not redeem or purchase any shares ranking on a parity with the ____% Preferred Stock as to assets or dividends, pursuant to any sinking fund (which term shall include any analogous requirement) for the redemption or purchase of such shares, and shall not set apart money for any such fund, at any time when the sinking fund redemption required by this paragraph shall be in arrears; except that, at any time when the sinking fund redemption required by this paragraph shall be in arrears and when arrears exist in any sinking or analogous retirement fund required for any shares ranking as aforesaid on a parity with the ____% Preferred Stock, the Corporation may redeem or purchase for the respective funds shares of ____% Preferred Stock and such other shares, pro rata, as nearly as practicable, according to the amounts in dollars of the arrears in the redemption, or purchases required for the respective funds.] [in the alternative, insert other provisions relating to a sinking or other analogous fund and/or other restrictions on the treatment of capital stock junior in rank to the ____% Preferred Stock].

                 No holder of ____% Preferred Stock (unless and except to the extent that the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation may be given to the holders of any subsequent series of serial preferred stock as hereinafter stated), shall be entitled, as of right, to purchase or subscribe for any stock of the Corporation of any class, as now or hereafter authorized, or any bonds, debentures or other securities convertible into stock of the Corporation, but any such stock, or such securities convertible into stock of the Corporation, may be issued and disposed of, in the discretion of the Board of Directors, to such persons, firms or corporations, for such lawful consideration and upon such terms, as may be deemed advisable by the Board of Directors; and any shares, or such convertible obligations, which the Board of Directors may determine to offer for subscription to holders of stock may be offered to holders of stock of any class to the exclusion of holders of stock of any other class or classes.

                 The holders of any subsequent series of serial preferred stock shall not be given voting powers with respect thereto greater than the voting powers given to the holders of the

____% Preferred Stock or the privilege of purchasing or subscribing for any stock of the Corporation or any securities convertible into stock of the Corporation or of exchanging shares of such series for shares of any other class or of any other series of the same or any other class, unless by appropriate corporate action the same powers and privileges be given to the holders of all of the serial preferred stock then outstanding."

         5. This amendment to the Certificate of Incorporation of the Corporation was authorized pursuant to the authority granted in Paragraph 5(b) of said Certificate of Incorporation by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors held on the ____ day of ___________, 199_, a quorum being present.

                 IN WITNESS WHEREOF, we made and subscribed this Certificate this ____ day of ___________, 199_.

                                    --------------------------------





                                    --------------------------------

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF ___________)

                 __________________________, being duly sworn, deposes and
says that [he] [she] is [the] [a] [an] ________________________ of CENTRAL
HUDSON GAS & ELECTRIC CORPORATION, the Corporation on whose behalf [he] [she] executed the foregoing Certificate of Amendment; that [he] [she] has read the foregoing Certificate of Amendment and knows the contents thereof, and that all the facts and matters set forth therein are true and correct to the best of [his] [her] knowledge.


                                        --------------------------------


Subscribed and sworn to before me
this ____ day of __________, 199_.


                                                                 [Notarial Seal]

- -----------------------------
        Notary Public